Exhibit 99.2

PRESS RELEASE

Hertz Global Holdings Receives $2 Billion Proceeds
From Separation of Equipment Rental Business

Car Rental Business Targeting 16-18% EBITDA Margins in Three-to-Five Years

Jun 30, 2016

ESTERO, Fla. — June 30, 2016 /PRNewswire/ — Hertz Global Holdings, Inc. (NYSE: HTZ) is receiving proceeds of approximately $2 billion from the previously announced separation of its equipment rental business into a separate, publicly traded company.  The transaction was completed at 5 p.m. U.S. Eastern today.  Following today’s transaction and the related 5-for-1 spin distribution, Hertz Global expects to begin trading on July 1, 2016, with approximately 85 million common shares issued and outstanding.

The company will use the proceeds to pay down a portion of its corporate debt as it focuses on continuing to strengthen its car rental and related services business.  In addition, the Hertz Global Board of Directors has authorized a $395 million share repurchase program as a means to enhance shareholder value.

“Completing the separation of the equipment rental business delivers on the commitment our board made to shareholders in March 2014,” said John Tague, president and chief executive officer. “Over the past twelve months, we’ve prepared the business unit to successfully operate as a stand-alone, publicly traded company by resizing its operations, and recruiting and installing a new management team as well as a board of directors with deep industry and public company experience.”

Improving the fundamentals of Hertz Global’s core car rental business

The separation of the equipment rental business was one aspect of the company’s plan to focus on its core rental car business.  Over this same twelve-month period, the company made significant progress improving that businesses’ fundamentals, including:

•                  Completing a comprehensive refresh and sizing of the North American fleet, resulting in a lower-age, lower-mileage fleet that has lower maintenance expense

•                  Successfully migrating Dollar and Thrifty operations to the company’s common counter and financial systems, completing integration of the Nov. 2012 acquisition of Dollar Thrifty Automotive Group, Inc.

•                  Improving customer satisfaction across the Hertz, Dollar and Thrifty brands

•                  Achieving cost savings of approximately $230 million in 2015 and planning for an additional $350 million in cost savings for 2016

•                  Beginning a comprehensive upgrade of the company’s IT infrastructure, systems and applications

•                  Rebuilding the Hertz Global management team with executives with broad travel industry experience and completing the relocation of the company’s headquarters in Nov. 2015

•                  Making a strategic investment in Luxe, an on-demand valet parking company, and

•                  Broadening the company’s rental car market opportunity through U.S. supply agreements with ride sharing companies Uber and Lyft.

Hertz Global has also strengthened its liquidity and balance sheet over the past twelve months though several actions.  The company sold the majority of its stake in CAR Inc., China’s largest rental car company, while extending its commercial agreement to 2023. From these stock sales, Hertz Global received $476 million, which it used to partially fund its previous share repurchase program.  In addition, Hertz Global executed a series of debt transactions since the beginning of the year that will significantly reduce the company’s interest expense and extend its corporate debt maturity schedule dates.  As a result, interest expense is expected to decline by approximately $45 million in the second half of 2016 and approximately $90 million in 2017 related to the debt reduction associated with the spin proceeds and the redemption of its 7.5% Senior Notes due in 2018.  In addition, no significant corporate debt maturities are due until 2019.

“We’ve accomplished a great deal to refocus the company on being an industry leader positioned to capitalize on opportunities in the evolving transportation market,” Tague said.  “We are today a considerably stronger company with great prospects for performance improvement and poised to deliver on our three-to-five year plan target of 16-18 percent EBITDA margins.”

About Hertz Global

Hertz Global operates the Hertz, Dollar, Thrifty global care rental brands as well as regional brands in approximately 10,000 corporate and licensee locations throughout approximately 150 countries in North America, Europe, Latin America, Asia, Australia, Africa, the Middle East and New Zealand. Hertz Global is the largest worldwide airport general use car rental company with approximately 1,635 airport locations in the U.S. and more than 1,320 airport locations internationally. Product and service initiatives such as Hertz Gold Plus Rewards, NeverLost®, Carfirmations, Mobile Wi-Fi and unique vehicles offered through the Adrenaline, Dream, Green and Prestige Collections set Hertz Global Holdings apart from the competition. Additionally, Hertz Global owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Hertz 24/7 hourly car rental business in international markets and sells vehicles through its Rent2Buy program. For more information about Hertz Global, visit: www.hertz.com.

Cautionary Note Concerning Forward-Looking Statements

Certain statements contained in this release include “forward-looking statements.” These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that Hertz Global has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. Hertz Global believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K.

Among other items, such factors could include: the effect of our separation of our equipment rental business and ability to obtain the expected benefits of any related transaction; changes to our senior management team; our ability to remediate the material weaknesses in our internal controls over financial reporting; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets on rental volume and pricing, including on our pricing policies or use of incentives; an increase in our fleet costs as a result of an increase in the cost of new vehicles and/or a decrease in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs; occurrences that disrupt rental activity during our peak periods; our ability to achieve and maintain cost savings and efficiencies and realize opportunities to increase productivity and profitability; our ability to accurately estimate future levels of rental activity and adjust the size and mix of our fleet accordingly; our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning equipment and to refinance our existing indebtedness; our ability to realize the operational efficiencies of the acquisition of Dollar Thrifty Automotive Group, Inc.; our ability to maintain access to third-party distribution channels, including current or favorable prices, commission structures and transaction volumes; an increase in our fleet costs or disruption to our rental activity, particularly during our peak periods, due to safety recalls by the manufacturers of our vehicles and equipment; a major disruption in our communication or centralized information networks; financial instability of the manufacturers of our vehicles and equipment, which could impact their ability to perform under agreements with us and/or their willingness or ability to make cars available to us or the rental car industry on commercially reasonable terms; any impact on us from the actions of our franchisees, dealers and independent contractors; our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; our ability to successfully integrate acquisitions and complete dispositions; our ability to maintain favorable brand recognition; costs and risks associated with litigation and investigations; risks related to our indebtedness, including our substantial amount of debt, our ability to incur substantially more debt and increases in interest rates or in our borrowing margins; our ability to meet the financial and other covenants contained in our Senior Credit Facilities, our outstanding unsecured Senior Notes and certain asset-backed and asset-based arrangements; our ability to successfully outsource a significant portion of our information technology services or other activities; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates; the effect of tangible and intangible asset impairment charges; our exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; and our exposure to fluctuations in foreign exchange rates.  Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to Hertz Global or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Hertz Global Holdings undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Hertz Global Holdings, Inc.

For further information: Investor Relations: Leslie Hunziker, (239) 301-6300, investorrelations@hertz.com; Media: Hertz Media Relations, (844) 845-2180 (toll free), mediarelations@hertz.com